            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------
                                     GIVE THE
                                     SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-------------------------------------------------------------
-------------------------------------------------------------

                                     GIVE THE EMPLOYER
                                     IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:            NUMBER OF
-------------------------------------------------------------

       1.  An individual's account   The individual

       2.  Two or more individuals   The actual owner of the
           (joint account)           account or, if combined
                                     funds, any one of the
                                     individuals(1)

       3.  Husband and wife (joint   The actual owner of the
           account)                  account or, if joint
                                     funds, either person(1)

       4.  Custodian account of a    The minor(2)
           minor (Uniform Gift to
           Minors Act)

       5.  Adult and minor (joint    The adult or, if the
           account)                  minor is the only
                                     contributor, the
                                     minor(1)

       6.  Account in the name of    The ward, minor, or
           guardian or committee     incompetent person(3)
           for
           a designated ward,
           minor,
           or incompetent person

       7.  a. The usual revocable    The grantor-trustee(1)
             savings trust account
             (grantor is also
             trustee)

           b. So-called trust        The actual owner(1)
           account
             that is not a legal or
             valid trust under
           State
             law

       8.  Sole proprietorship       The owner(4)
           account

       9.  A valid trust, estate,    The legal entity (Do not
           or                        furnish the identifying
           pension trust             number of the personal
                                     representative or
                                     trustee unless the legal
                                     entity itself is not
                                     designated in the
                                     account title.)(5)

      10.  Corporate account         The corporation

      11.  Religious, charitable,    The organization
           or
           educational organization
           account

      12. Partnership account held The partnership in the name of the business

      13.  Association, club, or     The organization
           other tax-exempt
           organization

      14.  A broker or registered    The broker or
           nominee                   nominee

      15.  Account with the          The public entity
           Department of
           Agriculture
           in the name of a public
           entity (such as a State
           or
           local government, school
           district, or prison)
           that
           receives agricultural
           program payments

---------------------------------------------------------
---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
    Payees specifically exempted from backup withholding on ALL payments include the following:
    - A corporation.
    - A financial institution.
    - An organization exempt from tax under section 501(a), or an individual retirement plan.
    - The United States or any agency or instrumentality thereof.
    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    - An international organization or any agency or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
    - A real estate investment trust.
    - A common trust fund operated by a bank under section 584(a).
    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a) (1).
    - An entity registered at all times under the Investment Company Act of 1940.
    - A foreign central bank of issue.
    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
    - Payments to nonresident aliens subject to withholding under section 1441.
    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.
    Payments of interest not generally subject to backup withholding include the following:
    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    - Payments of tax-exempt interest (including exempt- interest dividends under section 852).
    - Payments described in section 6049(b)(5) to nonresident aliens.
    - Payments on tax-free covenant bonds under section 1451.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.
FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                         CONTACT YOUR TAX CONSULTANT OR
                          THE INTERNAL REVENUE SERVICE